SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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Comtech Group, Inc.

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COMTECH GROUP, INC.

Suite 1001, Tower C, Skyworth Building
High-Tech Industrial Park
Nanshan, Shenzhen 518057, People’s Republic of China

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held December 15, 2005

To the Stockholders of
Comtech Group, Inc.

Notice is hereby given that the Annual Meeting of Stockholders of Comtech Group, Inc. (the “Company”) will be held on December 15, 2005 at 9:30 a.m. Beijing time at the offices of the Company, Suite 1001, Tower C, Skyworth Building, High-Tech Industrial Park, Nanshan, Shenzhen 518057, People’s Republic of China. The meeting is called for the following purpose:

1.

To elect a board of seven directors;

2.

To ratify the appointment of Deloitte Touche Tohmatsu as the independent auditors of the Company for the fiscal year ending December 31, 2005; and

3.

To consider and take action upon such other matters as may properly come before the meeting or any adjournment or adjournments thereof.

The close of business on November 30, 2005 has been fixed as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting. The stock transfer books of the Company will not be closed.

All stockholders are cordially invited to attend the meeting. Whether or not you expect to attend, you are respectfully requested by the board of directors to sign, date and return the enclosed proxy promptly. Stockholders who execute proxies retain the right to revoke them at any time prior to the voting thereof. A return envelope which requires no postage if mailed in the United States is enclosed for your convenience.

By Order of the Board of Directors,

Hope Ni
Chief Financial Officer and Secretary

Dated: December 1, 2005

COMTECH GROUP, INC.

Suite 1001, Tower C, Skyworth Building
High-Tech Industrial Park
Nanshan, Shenzhen 518057, People’s Republic of China

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

This Proxy Statement is furnished in connection with the solicitation of proxies by the board of directors of Comtech Group, Inc. (the “Company,” “Comtech,” “we,” “us,” or “our”) for the Annual Meeting of Stockholders to be held at the offices of the Company, Suite 1001, Tower C, Skyworth Building, High-Tech Industrial Park, Nanshan, Shenzhen 518057, People’s Republic of China, at 9:30 a.m. Beijing time, and for any adjournment or adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. Any stockholder giving such a proxy has the power to revoke it at any time before it is voted. Written notice of such revocation should be forwarded directly to the Secretary of the Company, at the above address.

If the enclosed proxy is properly executed and returned, the shares represented thereby will be voted in accordance with the directions thereon and otherwise in accordance with the judgment of the persons designated as proxies. Any proxy on which no direction is specified will be voted for the election of the nominees set forth under the caption “Election of Directors” and for ratification of the appointment of Deloitte Touche Tohmatsu as the Company’s independent auditors.

The approximate date on which this Proxy Statement and the accompanying form of proxy will first be mailed or given to the Company’s Stockholders is December 2, 2005.

Your vote is important. Accordingly, you are urged to sign and return the accompanying proxy card whether or not you plan to attend the meeting. If you do attend, you may vote by ballot at the meeting, thereby canceling any proxy previously given.

VOTING SECURITIES

Only holders of shares of common stock, $0.01 par value per share, of record at the close of business on November 30, 2005 are entitled to vote at the meeting. On the record date, there were outstanding and entitled to vote 31,445,058 shares of common stock. For purposes of voting at the meeting, each share is entitled to one vote upon all matters to be acted upon at the meeting. A majority in interest of the outstanding shares represented at the meeting in person or by proxy shall constitute a quorum. The affirmative vote of a plurality of the votes present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors is required for the election of our directors. The affirmative vote of a majority of the votes present in person or represented by proxy at the Annual Meeting and entitled to vote is required to ratify the appointment of Deloitte Touche Tohmatsu, independent certified public accountants, as our independent auditors. Any shares not voted (whether by abstention, broker non-vote or otherwise) will have no impact on the election of directors, except to the extent that the failure to vote for any individual may result in another individual’s receiving a larger proportion of votes. Except for determining the presence or absence of a quorum for the transaction of business, broker non-votes are not counted for any purpose in determining whether a matter has been approved.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

The following table sets forth, as of November 30, 2005, certain information as to the stock ownership of (i) each person known by the Company to own beneficially more than five percent of the Company’s common stock, (ii) each of the Company’s directors, (iii) each of the Company’s executive officers, and (iv) the Company’s executive officers and directors as a group. Except as set forth in Note 11 to the table, the business address of each shareholder is c/o the Company, Suite 1001, Tower C, Skyworth Building, High-Tech Industrial Park, Nanshan, Shenzhen 518057, People’s Republic of China.

Name of Beneficial Owner	Number of Shares Beneficially Owned(1)		Percentage Ownership

Directors and executive officers
Jeffrey Kang	16,316,769	(2)(3)	51.9%
Hope Ni	210,000	(4)	*
Amy Kong	21,875	(4)	*
Q.Y. Ma	15,000	(4)	*
Zhou Li	41,666	(4)(5)	*
Mark S. Hauser	352,683	(6)	1.1%
Mark B. Segall	88,750	(7)	*
Frank Zheng	12,500	(4)
All executive officers and directors as a group (8 persons)	17,059,243		54.3%
Principal stockholders
Nan Ji	12,580,430	(3)(8)	40.0%
Comtech Global Investment, Ltd.	12,580,430	(3)	40.0%
Ren Investment International, Ltd.	3,569,675	(9)	11.4%
Purple Mountain Holding, Ltd.	1,037,317	(10)	3.3%

——————

*

Represents beneficial ownership of less than one percent of the Company’s outstanding shares.

(1)

Beneficial ownership is determined in accordance with the rules and regulations of the U.S. Securities and Exchange Commission (SEC). In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options held by that person that are currently exercisable or exercisable within 60 days of November 30, 2005 are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as indicated in the footnotes to the following table or pursuant to applicable community property laws, each stockholder named in the table has sole voting and investment power with respect to the shares set forth opposite such stockholder’s name. The percentage of beneficial ownership is based on 31,445,058 shares of common stock outstanding as of November 30, 2005.

(2)

Includes (a) 166,664 shares issuable upon exercise of currently exercisable stock options, (b) 12,580,430 shares beneficially owned by Comtech Global Investment Ltd., over which Mr. Kang and his wife, Ms. Nan Ji, share voting and investment power and (c) 3,569,675 shares beneficially owned by Ren Investment International Ltd., over which Mr. Kang, as sole director, has sole voting and investment power. Mr. Kang does not have an economic interest in any shares of Ren Investment International Ltd.

(3)

Mr. Kang owns a 29% interest and Ms. Nan Ji a 71% interest in Comtech Global Investment Ltd. The directors of Comtech Global Investment Ltd. are Mr. Kang, his brother Kang Yi and Yang Shi, a major stockholder and co-founder of our company.

(4)

Represents shares issuable upon exercise of currently exercisable stock options.

(5)

Does not include shares held by Ren Investment International Ltd., in which Mr. Zhou has an approximate 3.7% interest. Mr. Zhou disclaims beneficial ownership of such shares.

(6)

Includes (a) warrants to purchase 234,166 shares, (b) 13,750 shares issuable upon exercise of currently exercisable stock options and (c) 104,767 shares of our common stock.

(7)

Includes (a) 13,750 shares issuable upon exercise of currently exercisable stock options and (b) warrants to purchase an aggregate of 75,000 shares issued to Kidron Corporate Advisors LLC, an affiliate of Mr. Segall.

(8)

Represents 12,580,430 shares beneficially owned by Comtech Global Investment Ltd., over which Mr. Kang and his wife, Ms. Nan Ji, share voting and investment power.

(9)

Shares of Ren Investment International Ltd. are beneficially owned by Mr. Kang, who as sole director, has sole voting and investment power over the shares. Mr. Kang does not have an economic interest in any shares of Ren Investment International Ltd.

(10)

All shares held by Purple Mountain Holding, Ltd. are beneficially owned by Justin Tang, the chairman and chief executive officer of eLong, Inc. The address for Purple Mountain Holding, Ltd. is 3rd Floor, Qwomer Complex, P.O. Box 765, Road Town, Tortola, British Virgin Islands.

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth information about our directors and executive officers as of November 30, 2005.

Name*	Age	Position

Jeffrey Kang	35	Chief Executive Officer, President and Chairman of the Board
Hope Ni	33	Chief Financial Officer and Secretary
Amy Kong**	49	Director
Q.Y. Ma**	48	Director
Frank Zheng**	39	Director
Mark S. Hauser	47	Director
Li Zhou***	39	Director
Mark B. Segall	42	Director

——————

*

Information concerning nominees for the board of directors is included under Proposal No. 1 – Election of Directors.

**

Member of the audit, nominating and corporate governance, and compensation committees.

***

Mr. Zhou is not standing for reelection as a director.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

At the meeting, seven directors will be elected by the stockholders to serve until the next Annual Meeting of Stockholders or until their successors are elected and shall qualify. It is intended that the accompanying proxy will be voted for the election, as directors, of Mr. Kang, Mss. Ni and Kong, Dr. Ma, and Messrs. Zheng, Hauser and Segall, unless the proxy contains contrary instructions. The Company has no reason to believe that any of the nominees will not be a candidate or will be unable to serve. In the event that any of the nominees should become unable or unwilling to serve as a director, however, the persons named in the proxy have advised that they will vote for the election of such person or persons as shall be designated by the directors.

Set forth below are the respective principal occupations or brief employment histories of the seven nominees and the periods during which each has served as a director of the Company.

Jeffrey Kang, Chairman of the Board, President and Chief Executive Officer. Mr. Kang was a co-founder of Comtech and has served as our chief executive officer, president and chairman of the board since September 1999. Mr. Kang founded Shenzhen Matsunichi Electronics Co., Ltd. and Matsunichi Electronic (Hong Kong) Limited, a predecessor of the Company, in 1995, when Matsunichi commenced operations as a distributor for Matsushita. In 1999, Mr. Kang transferred all operations and assets of Matsunichi into the Company’s immediate predecessor. Prior to forming Matsunichi, Mr. Kang worked for Matsushita Electronics from June 1992 to July 1995 where he was responsible for selling components to the telecom industry within China. From 1998 to 1999, Mr. Kang was vice president of Shenzhen SME (Small and Medium Enterprises) Association, a non-profit association in Shenzhen. Mr. Kang earned a B.S. degree in Electrical Engineering from South China Technology University in Guangzhou, China.

Hope Ni, Chief Financial Officer and Secretary. Prior to joining us in August 2004 as our chief financial officer, Ms. Ni spent six years as a practicing attorney at Skadden, Arps, Slate, Meagher & Flom LLP in New York and Hong Kong, specializing in corporate finance. Prior to that, Ms. Ni worked in the investment banking division of Merrill Lynch in New York. Currently, Ms. Ni is a member of the investment committee of Time Innovation Ventures, a venture capital firm focused on funding technology start-ups and joint ventures in China. Ms. Ni also serves on the board of Qianjia Consulting Company, which she founded in 2002. Ms. Ni received her J.D. degree from the University of Pennsylvania Law School and her B.S. degree in Applied Economics and Business Management from Cornell University.

Amy Kong, Director. Ms. Kong has been a director since July 2004. Ms. Kong founded Primustech Ventures (HK) Limited, a private equity investment firm focused on greater China, and has been its chief executive officer since 2000. Ms. Kong invested in a number of private equity projects in the areas of document management, professional training and education, medical waste management, medical devices, consumer electronics and information technology consulting. From 1999 to 2000, Ms. Kong served as interim chief executive officer of Cyber City International, a Shenzhen, China-based company. In 1996, Ms. Kong founded GTF Asset Management for the Gajah Tunggal Group, an $800 million global asset management company. Ms. Kong received a B.A. degree from Princeton University and an M.B.A. degree from New York University.

Q.Y. Ma, Director. Dr. Ma has been a director since December 2004. Dr. Ma has been the managing director of Time Innovation Ventures, a venture capital firm, since 2000, and has served as a professor of electrical engineering at the University of Hong Kong since 1998. Dr. Ma was an associate professor at Columbia University from 1994 to 2000. He has also served as a technology consultant to IBM, General Electric, TRW Inc. and DuPont. Dr. Ma is a co-founder and advisor of Semiconductor Manufacturing International Corp., and has served as an adviser to the Ministry of Information Industry, Beijing Government, and a senior advisor to Zhangjiang Hi-Tech Park in Shanghai. Dr. Ma received his Ph.D. from Columbia University, and attended the Executive Program of the Stanford University School of Business.

Frank Zheng, Director. Mr. Zheng has been a director since January 2005. He has been the vice president of travel service for eLong, Inc., a leading online travel service company in China, since May 2000. Mr. Zheng is responsible for the overall operation of eLong’s travel services. Before he joined eLong, Mr. Zheng was a senior director of travel services with Asia.com. From 1994 through 2000, Mr. Zheng held various financial and operations positions with The Bank of New York, The Reserve Management Corp, and Dean Witter Intercapital Company. Mr. Zheng received a B.B.A. degree in Accounting from the City University of New York.

Mark S. Hauser, Director. Mr. Hauser has been a director since May 1997. He served as president and chief executive officer or joint chief executive officer of the Company from March 1998 until the consummation of its share exchange with Comtech’s predecessor on July 22, 2004. Since July 2000, Mr. Hauser has also been a managing director of FdG Associates, a middle-market private equity fund based in New York. Prior to that, he was an attorney and a founder and managing director of Tamarix Capital Corporation, a New York-based merchant and investment banking firm. Mr. Hauser received his undergraduate degree from Sydney University and an LL.M. from the London School of Economics.

Mark B. Segall, Director. Mr. Segall has been a director since December 1999. He served as non-executive secretary of the Company from December 1999 until the consummation of its share exchange with Comtech’s predecessor on July 22, 2004. Mr. Segall is the founder and chief executive officer of Kidron Corporate Advisors LLC, a mergers and acquisitions and corporate advisory boutique for emerging growth companies. Prior to founding Kidron in 2003, Mr. Segall was the chief executive officer of Investec Inc., the U.S. investment banking operations of the South African based Investec Group. While at Investec, Mr. Segall also served as general counsel and senior vice president of Investec Ernst & Company, the U.S. securities and clearing operations of Investec. Prior to joining Investec in 1999, he was a partner at Kramer Levin Naftalis & Frankel LLP, a New York law firm. Mr. Segall is a director and audit committee member of Greg Manning Auctions Inc., and a director of Gurunet Corporation and Integrated Asset Management. Mr. Segall received a B.A. degree from Columbia University and a J.D. degree from New York University.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE ABOVE NOMINEES.

Director Compensation

The Company’s non-employee directors receive compensation in the form of cash and stock options for serving on the board. For 2004, each non-employee director received options to purchase 5,000 shares of common stock at an exercise price of $3.74 per share, which the board determined to be the fair market value of the stock on the date of the grant and which vested fully on December 31, 2004, as well as $2,000 cash. For 2005, each non-employee director has received $4,000 in cash and a grant of options to purchase 10,000 shares of common stock at an exercise price of $3.74 to $5.50 per share, which the board determined to be the fair market value of the stock on the dates of the grants and which will vest fully on December 31, 2005. In addition to the foregoing, members of the audit committee receive a grant of options to purchase 5,000 shares of common stock each year, with the Chair of the audit committee receiving an additional grant of options to purchase 2,500 shares of common stock, and members of the Company’s compensation committee and nominating and corporate governance committee receive a grant of options to purchase 2,500 shares of common stock per year. All of these options will vest quarterly during the year following the date of grant. If a non-employee director ceases to act as a board member or to serve on a committee, he or she will be entitled to all vested options; unvested options will be forfeited.

On January 19, 2005, the board of directors adopted similar director compensation resolutions relating to the Company’s two newly appointed directors, Q.Y. Ma and Frank Zheng, with the exception that the options granted to them for 2005 have an exercise price of $5.50 per share, which the board determined to be the fair market value of the stock on the date of the grant.

Each non-employee director who becomes a director after the grant of options is entitled to receive options on a pro rata basis for the portion of the period for which they will serve. All of the options granted to the incoming directors will be exercisable at the fair market value on the date of grant and will vest quarterly during the remainder of the period following the close of grant.

Board Practices

Our business and affairs are managed under the direction of our board of directors. The primary responsibilities of our board of directors are to provide oversight, strategic guidance, counseling and direction to our management. It is our expectation that the board of directors will meet regularly on a quarterly basis and additionally as required.

Board Committees

Our board of directors has an audit committee, a nominating and corporate governance committee, and a compensation committee, each established in 2005. Our board of directors has determined that Amy Kong, Frank Zheng and Q.Y. Ma, the members of these committees, are “independent directors” under the current independence standards of Nasdaq Marketplace Rule 4200(a)(15) and meet the criteria for independence set forth in Rule 10A-3(b)(1) under the U.S. Securities Exchange Act of 1934, as amended (the Exchange Act). Our board of directors has also determined that these persons have no material relationships with us – either directly or as a partner, stockholder or officer of any entity – which could be inconsistent with a finding of their independence as members of our board of directors.

Audit Committee

The audit committee, consisting of Ms. Kong and Messrs. Ma and Zheng, oversees our financial reporting process on behalf of the board of directors. A copy of its charter is included with this Proxy Statement as Appendix A. The committee’s responsibilities include the following functions:

•

approve and retain the independent auditors to conduct the annual audit of our books and records;

•

review the proposed scope and results of the audit;

•

review and pre-approve the independent auditors’ audit and non-audit services rendered;

•

approve the audit fees to be paid;

•

review accounting and financial controls with the independent auditors and our financial and accounting staff;

•

review and approve transactions between us and our directors, officers and affiliates; and

•

recognize and prevent prohibited non-audit services.

Our board of directors has determined that Ms. Kong, the Chair of the Audit Committee, is an “audit committee financial expert” as defined by SEC rules.

Nominating and Corporate Governance Committee

The nominating and corporate governance committee, consisting of Ms. Kong and Messrs. Ma and Zheng, is responsible for identifying potential candidates to serve on our board and its committees. A copy of its charter is included with this Proxy Statement as Appendix B. The committee’s responsibilities include the following functions:

•

making recommendations to the board regarding the size and composition of the board;

•

identifying and recommending to the board nominees for election or re-election to the board, or for appointment to fill any vacancy;

•

establishing procedures for the nomination process;

•

advising the board periodically with respect to corporate governance matters and practices, including periodically reviewing corporate governance guidelines to be adopted by the board; and

•

establishing and administering a periodic assessment procedure relating to the performance of the board as a whole and its individual members.

The nominating and corporate governance committee will consider director candidates recommended by security holders. Potential nominees to the board of directors are required to have such experience in business or financial matters as would make such nominee an asset to the board and may, under certain circumstances, be required to be “independent”, as such term is defined under independence standards applicable to the Company. Security holders wishing to submit the name of a person as a potential nominee to the board must send the name, address, and a brief (no more than 500 words) biographical description of such potential nominee to the committee at the following address: Nominating and Corporate Governance Committee of the Board of Directors, c/o Comtech Group, Inc., Suite 1001, Tower C, Skyworth Building, High-Tech Industrial Park, Nanshan, Shenzhen 518057, People’s Republic of China. Potential director nominees will be evaluated by personal interview, such interview to be conducted by one or more members of the committee, and/or any other method the committee deems appropriate, which may, but need not, include a questionnaire. The committee may solicit or receive information concerning potential nominees from any source it deems appropriate. The committee need not engage in an evaluation process unless (i) there is a vacancy on the board, (ii) a director is not standing for re-election, or (iii) the committee does not intend to recommend the nomination of a sitting director for re-election. A potential director nominee recommended by a security holder will not be evaluated any differently than any other potential nominee.

Compensation Committee

The compensation committee, consisting of Ms. Kong and Messrs. Ma and Zheng, is responsible for making recommendations to the board concerning salaries and incentive compensation for our officers and employees and administering our stock option plans. Its responsibilities include the following functions:

•

reviewing and recommending policy relating to the compensation and benefits of our officers and employees, including reviewing and approving corporate goals and objectives relevant to the compensation of our chief executive officer and other senior officers; evaluating the performance of these officers in light of those goals and objectives; and setting compensation of these officers based on such evaluations;

•

administering our benefit plans and the issuance of stock options and other awards under our stock option plans; and reviewing and establishing appropriate insurance coverage for our directors and executive officers;

•

recommending the type and amount of compensation to be paid or awarded to members of our board of directors, including consulting, retainer, meeting, committee and committee chair fees and stock option grants or awards; and

•

reviewing and approving the terms of any employment agreements, severance arrangements, change-of-control protections and any other compensatory arrangements for our executive officers.

Compensation Committee Interlocks and Insider Participation

No member of our compensation committee has at any time been an officer or employee of ours or our subsidiaries. No interlocking relationship exists between our board of directors or compensation committee and the board of directors or compensation committee of any other company, nor has any interlocking relationship existed in the past.

Meetings of the Board and Committees

The board of directors met three times during 2004. Each director is expected to attend meetings of our board of directors and meetings of committees of our board of directors of which she or he is a member, and to spend the time necessary to properly discharge his respective duties and responsibilities. During 2004, each incumbent director attended at least 75% of the total number of meetings of our board of directors and meetings of committees of our board of directors of which she or he was a member. We do not have a policy with regard to board members’ attendance at annual meetings of stockholders. We did not hold an annual meeting last year.

Communications with the Board of Directors

The board of directors maintains a process for stockholders to communicate with the board. Stockholders wishing to communicate with the board or any individual director must mail a communication addressed to the board or the individual director to the board of directors, c/o Comtech Group, Inc., Suite 1001, Tower C, Skyworth Building, High-Tech Industrial Park, Nanshan, Shenzhen 518057, People’s Republic of China. Any such communication must state the number of shares of common stock beneficially owned by the stockholder making the communication. All of such communications will be forwarded to the full board of directors or to any individual director or directors to whom the communication is directed unless the communication is clearly of a marketing nature or is unduly hostile, threatening, illegal, or similarly inappropriate, in which case we have the authority to discard the communication or take appropriate legal action regarding the communication.

Audit Committee Report(1)

The audit committee operates pursuant to its adopted charter. Members of the Audit Committee are independent, within the meaning of Nasdaq Marketplace Rule 4200(a)(15).

The audit committee oversees the Company’s financial control and reporting processes on behalf of the board of directors. Management is responsible for the financial reporting process, including the systems of internal control, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles in the United States. The independent auditors are responsible for planning and performing an audit of the Company’s financial statements in accordance with auditing standards generally accepted in the United States and for auditing management’s assessment of internal control over financial reporting. The independent auditors are responsible for expressing an opinion on those financial statements and on management’s assessment and the effectiveness of internal control over financial reporting based on their audit.

In fulfilling its oversight responsibilities, the audit committee has reviewed and discussed with management and the independent auditors the audited financial statements in the Annual Report on Form 10-K for the year ended December 31, 2004, including a discussion of the adoption of accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements and those matters required to be discussed under Statement of Accounting Standards (SAS) 61, as amended by SAS 90. In addition, the Audit Committee has received the written disclosures and letter from the independent auditors required by Independence Standards Board No. 1, and has discussed with the independent auditors the auditors’ independence from management and the Company, including the matters in the written disclosures required by the Independence Standards Board No. 1.

In reliance on the reviews and discussions referred to above, the audit committee recommended to the board of directors (and the board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2004 for filing with the SEC. The audit committee and the board have also recommended, subject to stockholder approval, the selection of Deloitte Touche Tohmatsu as the Company’s independent auditors for the fiscal year ending December 31, 2005.

Amy Kong, Chair

Q.Y. Ma

Frank Zheng

Compensation Committee Report on Executive Compensation(1)

The goal of the Company’s executive compensation policy is to ensure that an appropriate relationship exists between executive compensation and the creation of stockholder value, while at the same time attracting, motivating and retaining experienced executive officers. The compensation committee’s informal executive compensation philosophy (which applies generally to all executive officers of the Company, including the President and Chief Executive Officer) considers a number of factors, which may include:

•

providing levels of compensation competitive with companies in comparable industries which are at a similar stage of development and in the Company’s geographic area;

•

identifying appropriate performance goals for the Company;

•

integrating the compensation of the executive officers of the Company with the achievement of performance goals;

•

rewarding above average corporate performance; and

•

recognizing and providing incentive for individual initiative and achievement.

The executive officers receive base salaries pursuant to the terms of their employment agreements with the Company. Cash and option bonus awards are determined based on a range of measures and internal targets set before the start of each fiscal year. The compensation committee considers the Company’s performance under these measures and uses its subjective judgment and discretion in approving individual compensation. During fiscal 2004, the annual option grants to, and cash bonuses earned by, the Company’s executive officers reflected the Company’s recognition of the milestones the executive officers assisted the Company in achieving during the year.

The compensation committee endorses the position that equity ownership by the executive officers of the Company is beneficial in aligning their interests with those of our stockholders, especially in the enhancement of stockholder value by providing the executive officers with longer-term incentives. The compensation committee has implemented its policy on longer-term compensation to executive officers, including the Chief Executive Officer, generally by granting to an executive officer upon joining the Company stock options with vesting over a period of 36 months commencing from the date of grant but requiring at least 12 months of employment for any option to vest.

Amy Kong, Chair

Q.Y. Ma

Frank Zheng

——————

(1)

The material in the above audit and compensation committee reports is not soliciting material, is not deemed filed with the SEC and is not incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended (the Securities Act), or the Exchange Act, whether made before or after the date of this Proxy Statement and irrespective of any general incorporation language in such filing.

Code of Ethics

On November 4, 2004, we adopted a Code of Business Conduct and Ethics that applies to our directors, officers and employees, including our chief executive officer and chief financial officer – our principal executive officer and principal financial and accounting officer, respectively. This Code is filed as Exhibit 14.1 to our Form 10-K for the year ended December 31, 2004, which was filed with the SEC on March 31, 2005.

EXECUTIVE COMPENSATION

The following summary compensation table sets forth the aggregate compensation awarded to, earned by, or paid to the chief executive officer and the other executive officers at December 31, 2004, whose annual cash compensation exceeded $100,000 for the fiscal year ended December 31, 2004:

Summary Compensation Table

	Year	Annual Compensation		Other Annual Compensation ($)	Long Term Compensation Awards		Payouts	All Other Compen- sation ($)
Name and Principal Position		Salary ($)	Bonus ($)		Restricted Stock Award(s) (#)	Securities Underlying Options (#)	LTIP Payouts ($)

Jeffrey Kang, Chairman, Chief Executive Officer and President	2004 2003 2002	22,744 10,590 10,590	— 416,984 —	— — —	— — —	500,000 — —	— — —	967 967 967	(2) (2) (2)
Hope Ni, Chief Financial Officer and Secretary(1)	2004	54,000	—	—	—	210,000	—	—

——————

(1)

Ms. Ni joined the Company in August 2004. Her annual salary is $117,000.

(2)

Mr. Kang is entitled to retirement benefits under a PRC government-managed retirement plan. Expenses related to Mr. Kang’s participation in the PRC government managed retirement plan amounted to approximately RMB8,000 ($967) for each of the years ended December 31, 2004, 2003 and 2002, respectively.

Option Grants in Last Fiscal Year

The following table summarizes options granted during the year ended December 31, 2004 to the named executive officers:

	Individual Grants				Potential Realizable Value
	Number of Securities Underlying Options Granted	% of Total Options Granted to Employees in 2004 Fiscal Year	Exercise Price	Expiration Date	Assumed Annual Rates of Appreciation for Option(1)
Name					5%	10%
					(in thousands)
Jeffrey Kang	500,000	27.4%	3.74	2014	$1,176	$2,980
Hope Ni	210,000	11.5%	3.00	2014	$465	$1,113

——————

(1)

The amounts shown as potential realizable value represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by SEC rules and do not represent the Company’s estimate or projection of the future common stock prices. These amounts represent certain assumed rates of appreciation in the value of the common stock from the fair market value on the date of grant. Actual gains, if any, on stock option exercises are dependent on the future performance of the common stock and overall stock market conditions. The amounts reflected in the table may not necessarily be achieved.

Aggregate Option Exercises in Last Fiscal Year and Fiscal Year-end Option Values

The following table provides option exercise information for the named executive officers during 2004. During the fiscal year ended December 31, 2004, no stock options were exercised by any named executive officer. The table shows the number and value of exercisable and unexercisable options held at December 31, 2004. The “Value Realized” shown in the table represents an amount equal to the difference between the market price of the shares purchased on the exercise date and the option exercise price, multiplied by the number of shares acquired on exercise. The “Value of Unexercised In-the-Money Options at Fiscal Year-end” shown in the table represents an amount equal to the difference between the market price of the shares on December 31, 2004 and the option exercise price, multiplied by the number of exercisable and unexercisable options held at December 31, 2004. These calculations do not take into account the effect of any taxes that may be applicable to the option exercises.

	Shares Acquired on Exercise	Value Realized	Number of Unexercised Options at Fiscal Year-end		Value of Unexercised In-the-Money Options at Fiscal Year-end
Name and Principal Position			Exercisable	Unexercisable	Exercisable	Unexercisable
					(in thousands)
Jeffrey Kang	—	—	—	500,000	—	$780,000
Hope Ni	—	—	32,813	177,187	$75,470	$407,530

2004 Stock Incentive Plan and 1995 Directors’ Plan

On August 3, 2004, the Company’s board of directors adopted the Comtech Group, Inc. 2004 Stock Incentive Plan (the Incentive Plan), under which 2,500,000 shares of common stock are reserved for issuance upon exercise of stock options, and for the issuance of stock appreciation rights, restricted stock awards and performance shares. The purpose of the Incentive Plan is to provide additional incentive to employees, directors, advisors and consultants by facilitating their acquisition of common stock. The Incentive Plan provides for a term of ten years from the date of its adoption by the board of directors (unless the Incentive Plan is earlier terminated), after which no awards may be made. Options granted under the Incentive Plan are either incentive stock options (i.e., options that afford favorable tax treatment to recipients upon compliance with certain restrictions pursuant to Section 422 of the U.S. Internal Revenue Code (IRC) and that do not result in tax deductions to us unless participants fail to comply with that Section) or options that do not so qualify.

Our board of directors determines when options under the Incentive Plan are exercisable and the option exercise price. The Incentive Plan permits options to be exercised with cash, check, certain other shares of our common stock, consideration received by us under “cashless exercise” programs, or if permitted by our board, promissory notes or other property. Our board also determines the performance goals and performance period for performance shares; the purchase price and conditions of repurchase for restricted stock and the terms of stock appreciation rights. Our board may at any time accelerate the vesting of any outstanding award. In the event we are sold, merged, consolidated, reorganized or liquidated, our board may take any of the following actions as to outstanding awards: (a) provide that the successor will assume or provide a substitute for the awards; (b) provide that all unexercised options and stock appreciation rights shall terminate immediately prior to the consummation of the transaction, if not previously exercised; (c) in the event of a sale where common stockholders receive cash for their shares, provide that each outstanding vested option and stock appreciation right will be exchanged for a payment in cash equal to the excess of the sales price over the exercise price; and (d) make such other adjustments deemed necessary to provide participants with a benefit substantially similar to that which they would have been entitled had the event not occurred. In the event of any stock dividend, split, recapitalization or other similar change, our board may adjust the number and kind of shares subject to outstanding awards, the exercise or purchase price of awards, and any other equitable adjustments it deems appropriate.

In 1995, the Company’s board of directors adopted, and the stockholders approved, the 1995 Stock Option Plan for Outside Directors (the Directors’ Plan), under which 5,000 options would be granted annually to each non-employee director of Trident for each full fiscal year of service on the board. The Directors’ Plan will expire on December 31, 2005. The options exercisable under the Directors’ Plan terminate on July 1, 2009. We do not intend to issue any additional options under the Directors’ Plan.

The Incentive Plan and the Directors’ Plan are administered by the compensation committee of our board of directors. The compensation committee selects the employees to whom awards are to be granted, the number of shares to be subject to such awards, and the terms and conditions of such awards, provided that any discretion exercised by the compensation committee must be consistent with resolutions adopted by our board and the terms of the Incentive Plan.

As of November 30, 2005, options to purchase an aggregate of 2,252,500 shares had been granted under the Incentive Plan, and options to purchase an aggregate of 115,000 shares had been granted under the Directors’ Plan.

Equity Compensation Plan Information

The following table sets forth aggregate information regarding our equity compensation plans in effect as of December 31, 2004.

Plan Category	Number of Securities to Be Issued upon Exercise of Outstanding Options/Warrants		Weighted-Average Exercise Price of Outstanding Options/Warrants	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans

Equity compensation plans approved by security holders	2,015,000	(2)	$3.62	622,083	(1)
Equity compensation plans not approved by security holders	—		$—	—
Total	2,015,000	(2)	$3.62	622,083

——————

(1)

Includes 115,000 issuable upon exercise of outstanding options/warrants and 22,083 remaining available for issuance under the Directors’ Plan, under which we do not intend to grant further options.

(2)

During the 11 months ended November 30, 2005, we issued an additional 352,500 options under our Incentive Plan.

Employment Contracts, Termination of Employment and Change-in-Control Arrangements

On August 1, 2004, we entered into an employment agreement with Hope Ni to serve as our chief financial officer and secretary. The employment agreement terminates on December 31, 2007, but will be automatically extended unless either we give Ms. Ni notice prior to her termination date or Ms. Ni gives 30 days’ written notice to us of her election not to extend. Under the terms of the agreement, Ms. Ni receives a base salary of $117,000 per annum and was granted ten-year options to purchase a total of 210,000 shares of our common stock at an exercise price of $3.00.

If we terminate Ms. Ni’s employment without cause, or she resigns for good reason, Ms. Ni will receive termination benefits, including the payment of a lump sum amount equal to three times Ms. Ni’s monthly salary in effect immediately prior to her termination and payment of all premiums due for health insurance for a period of six months after termination.

If a change in control occurs prior to December 31, 2007 and we subsequently terminate Ms. Ni’s employment without cause, or if she resigns for good reason prior to the date that our board of directors certifies our audit for the first complete fiscal year after the change in control (the Change in Control Audit Date), Ms. Ni will be entitled to receive standard termination benefits and a payment equal to the greater of (a) six times her monthly salary or (b) 12 months salary less compensation paid to her between the date of the change in control and the date of termination. If the change in control occurs prior to December 31, 2007 and we terminate Ms. Ni’s employment without cause, or if she resigns for good reason after the Change in Control Audit Date, Ms. Ni will be entitled to the same termination benefits she would have received had a change in control not occurred and we terminated her employment without cause or she resigned for good reason. Upon a change in control, Ms. Ni’s stock options will accelerate and be deemed fully vested. If Ms. Ni’s employment is terminated after the Change in Control Audit Date, other than as a result of her resignation, Ms. Ni will have the right to exercise all of her stock options. If Ms. Ni resigns prior to the Change in Control Audit Date, notwithstanding the acceleration of vesting of the stock options on a change in control, Ms. Ni shall have the right to exercise a specified number of shares at a price to be determined under the terms of the agreement at the time of her resignation. For purposes of Ms. Ni’s employment agreement, a “change in control” means the consummation of a reorganization, merger of consolidation of us with one or more other persons.

Certain Relationships and Related Transactions

Share Exchange Agreement

On May 25, 2004, the Company, which was then a public company that had ceased operations in 2000, entered into a share exchange agreement with Comtech Cayman, the Company’s immediate predecessor, and its shareholders, Comtech Global Investment Ltd., Purple Mountain Holding Ltd., and Ren International Investment Ltd. Under the agreement, the Company agreed to acquire all of the issued and outstanding shares of stock of Comtech Cayman in exchange for the issuance in the aggregate of 21,000,000 of its shares of common stock to Comtech Cayman’s shareholders. The transaction was consummated on July 22, 2004. In accordance with the provisions in the agreement, the number of shares to be issued to Comtech Cayman’s shareholders was adjusted at closing to 20,251,075. As a result of the transaction, Comtech Cayman became a wholly-owned subsidiary of the Company and Comtech Cayman’s shareholders owned approximately 91.2% of all of our issued and outstanding stock. On August 2, 2004, we changed our name from Trident Rowan Group, Inc. to Comtech Group, Inc.

The Company and its shareholders prior to the share exchange, Emanuel Arbib, Gianni Bulgari, Mark S. Hauser and Mark B. Segall (Trident shareholders), and Comtech Cayman’s shareholders executed a stockholders’ agreement, which provided for the designation of Trident shareholder representatives to serve on our board of directors. Under the stockholders’ agreement, until July 22, 2006, the Trident shareholders and Comtech Cayman’s shareholders will be permitted to nominate two and five persons, respectively, to our board of directors at each annual meeting of shareholders, and will be required to vote their shares of common stock for all such nominees. Currently, Messrs. Hauser and Segall are the representatives of the Trident shareholders on our board of directors.

The terms of the share exchange agreement provide for the issuance of up to 30,173,047 additional shares to Comtech Cayman’s shareholders in the event there is a breach of any representations, warranties, covenants or obligations made by Trident in the share exchange agreement for an amount of damages in excess of US$625,000. This indemnification provision expired on April 30, 2005, except in the case of known claims, which will survive until such matters are resolved finally by a court of law.

Shareholder Loans and Financing Transactions; Dividends and Distributions

During the year ended December 31, 2003, Comtech Global Investment Ltd., which is controlled by Mr. Kang and his wife, made working capital advances to us in the aggregate amount of RMB50.4 million (US$6.1 million). In addition, during 2003, we deferred payment of a dividend payable to Comtech Global in the amount of RMB41.4 million (US$5.0 million). In September 2004, we repaid the zero interest shareholder loan from, and dividends payable to, Comtech Global. There are no amounts currently outstanding to Comtech Global.

In July 2004, our Hong Kong subsidiary entered into a US$4.0 million revolving credit facility with the Bank of Communications, Hong Kong branch, which was subsequently increased to US$10.0 million on September 14, 2004, and was terminated on November 10, 2005. The facility was secured by funds on deposit owned by Mr. Kang in an amount equal to the outstanding borrowings. The outstanding balance under the facility was RMB23.2 million (US$2.8 million) as of December 31, 2004.

In June 2004, our Shenzhen subsidiary borrowed for working capital purposes RMB3.6 million (US$435,000) from Viewtran Technology Limited, an entity in which Mr. Kang has an approximately 6.1% interest and for which he is chairman of the board of directors. The loan was unsecured, non-interest bearing and had no fixed repayment terms. We repaid RMB3.0 million (US$362,000) of this loan on June 30, 2004. The balance in the amount of RMB600,000 (US$73,000) was outstanding as of December 31, 2004.

Since the time of the share exchange, there have been no dividends or distributions paid to us from entities owned by our affiliates.

Commercial Transactions

In 2001, we purchased a small office suite located in Shenzhen from Matsunichi Electronics, an entity owned by Mr. Kang. The purchase price of RMB1.7 million was based on the carrying value of the property at the time. As at March 31, 2005, there was a unsettled payable to Matsunichi, with no fixed repayment date, amounting to RMB1.6 million in connection with this purchase.

In 2003, we acted as an agent for Viewtran, a technology design firm, for various sales transactions, totaling RMB5.4 million (US$0.7 million). The sales transactions made on behalf of Viewtran were for our business promotion purposes. We did not charge Viewtran any service fee since we expected to have further business opportunities with Viewtran at a time when, prior to the share exchange transaction, Comtech Cayman was a private company. We recorded no profit or loss on these transactions. The agreement under which we carried out these transactions expired on December 31, 2003, and has not been renewed.

On April 1, 2005, we entered into an operating lease with Viewtran with respect to a property to be used for research and development purposes. The property is located at High-Tech Industrial Park in Shenzhen, with a total area of approximately 4,000 square feet. The monthly rental is RMB28,000 (US$3,400), including property management fee and utility charges, and the lease period ends on March 31, 2006. There are no specific provisions for extending the lease beyond its expiry date, except that at the end of the rental period, we have a priority right to continue leasing the space.

Other Related Party Transactions

Mr. Segall, one of our directors, is the founder and chief executive officer of Kidron Corporate Advisors LLC, which performed financial advisory services for Trident in 2003 and 2004, for which Kidron received US$360,000 in cash and warrants to purchase (a) 37,500 shares of our common stock at an exercise price of US$3.00 per share and (b) 37,500 shares of our common stock at an exercise price of US$2.50 per share.

Mr. Kang and his wife own, for the benefit of our subsidiary, Comtech China, all of the equity interest in our PRC operating company, Shenzhen Comtech, which in turn owns 60% equity interest in another of our PRC operating companies, Shanghai E&T. The equity interest in Shanghai E&T was acquired by Shenzhen Comtech in January 2004 for RMB1.2 million from the current minority shareholders, Michael Shao and Sun Jun, employees of Shanghai E&T, in order to provide a larger sales force, advanced technology know-how and a potential customer base in Shanghai. The registered capital of Shanghai E&T was RMB2 million.

While we do not have any equity interest in Shenzhen Comtech, through the contractual agreements among Comtech China, Mr. Kang and his wife, we enjoy voting control over and are entitled to all economic interests associated with Mr. Kang’s and his wife’s equity interest in Shenzhen Comtech. These contractual agreements were put in place as part of an overall group restructuring undertaken in 2002 to consolidate all of our businesses under one company, Comtech Cayman in preparation for a possible public listing of our shares. There was no consideration involved, as Mr. Kang and his wife were 100% owners of Shenzhen Comtech prior to the group restructuring undertaken in 2002 and still retained 100% interest in Shenzhen Comtech through their 100% ownership of the Company’s predecessors following the 2002 reorganization.

At present, most of our business in China is done through Shenzhen Comtech and its affiliate, Shenzhen Communication, except for business in Shanghai, which is conducted mostly through Shanghai E&T. No dividends have been paid or distributions made by Shenzhen Comtech to Comtech China thus far.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our executive officers, directors and persons who beneficially own more than ten percent of a registered class of our equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Such executive officers, directors, and greater than ten percent beneficial owners are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

There was a failure by each of the following to timely file their respective Form 4s: Mr. Kang, Ms. Kong, and Messrs. Hauser, Zhou and Segall (Messrs. Hauser and Segall each failed to timely file two Form 4s). There was a failure by Ms. Ni and Bin Li, a former director, to timely file their respective Form 3s. Based solely on our review of such forms furnished to us and written representations from certain reporting persons, we believe that all other filing requirements applicable to our executive officers, directors and greater than ten percent beneficial owners were complied with during 2004.

STOCK PRICE PERFORMANCE PRESENTATION

The following chart compares the cumulative total stockholder return on the Company’s common stock with the cumulative total stockholder return of (i) the Standard & Poor’s (S&P) 500 Index and (ii) the S&P 500 Communications Equipment Index:

COMPARE CUMULATIVE TOTAL RETURN
AMONG COMTECH GROUP, INC.,
THE S&P 500 INDEX AND THE S&P 500 COMMUNICATIONS EQUIPMENT INDEX

COMPARISON OF CUMULATIVE TOTAL RETURN
$300
$250
$200
$150
$100
$50
$0
7/22/2004
7/31/2004
8/31/2004
9/30/2004
10/30/2004
11/30/2004
12/31/2004
COMTECH GROUP INC
S&P 500 INDEX
S&P 500 COMMUNICATIONS EQUIPMENT INDEX

Assumes $100 invested on July 22, 2004 (the date of consummation of the Company’s share exchange with Comtech’s predecessor) and assumes dividends reinvested. Measurement points are at the last trading day of the months of July through December of 2004. The material in this chart is not soliciting material, is not deemed filed with the SEC and is not incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date of this Proxy Statement and irrespective of any general incorporation language in such filing.

PROPOSAL NO. 2

SELECTION OF INDEPENDENT AUDITORS

Subject to ratification by the stockholders, the audit committee has reappointed Deloitte Touche Tohmatsu (“DTT”) as independent auditors to audit the financial statements of the Company for the fiscal year ending December 31, 2005.

A representative of DTT is expected to be present at the annual meeting, with the opportunity to make a statement, if he or she desires to do so, and is expected to be available to respond to appropriate questions.

If the selection of DTT is not ratified, the board of directors will consider what action to take. If prior to the next annual meeting of stockholders DTT shall decline to act or otherwise become incapable of acting, or if its engagement shall be otherwise discontinued by the board of directors, the board will appoint other independent auditors whose selection for any period subsequent to the next annual meeting will be subject to stockholder ratification at such meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF APPOINTMENT OF DELOITTE TOUCHE TOHMATSU AS COMTECH’S INDEPENDENT AUDITORS FOR 2004.

Audit Fees

DTT billed us RMB1,048,000 (US$126,624) and RMB1,517,000 (US$183,286), in the aggregate, for professional services rendered by it for the fiscal years ended December 31, 2004 and December 31, 2003, respectively, for the audit of our annual financial statements for each of these fiscal years and the review of the interim financial statements included in our Form 10-Qs for the quarters ended June 30, and September 30, 2004. The 2003 amount included audit fees for the annual financial statements for the years ended December 31, 2003, 2002 and 2001. (U.S. Dollar equivalents above and following are calculated at the historical exchange rate at the end of the relevant period.)

Audit-Related Fees

DTT billed us RMB1,801,000 (US$217,604) for professional services for assurance and related services related to the performance of the audit or review of our financial statements during the fiscal year ended December 31, 2004, other than those covered above under “Audit Fees.” There was no such fee during the fiscal year ended December 31, 2003.

Tax Fees

DTT rendered professional services for tax compliance and tax advice during the fiscal year ended December 31, 2004 for fees of RMB496,000 (US$59,929). There was no such fee during the fiscal year ended December 31, 2003.

All Other Fees

DTT did not provide any products or render any professional services, other than those covered above under “Audit Fees,” “Audit-Related Fees” and “Tax Fees,” during either of the fiscal years ended December 31, 2004 or December 31, 2003.

Policy on Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

The policy of our audit committee is to pre-approve all audit and permissible non-audit services provided by the independent auditors. These services may include audit services, audit related services, tax services, and other services.

Audit of Financial Statements

DTT was our principal auditor and no work was performed by persons outside of this firm.

GENERAL

Management does not know of any matters other than those stated in this Proxy Statement that are to be presented for action at the meeting. If any other matters should properly come before the meeting, it is intended that proxies in the accompanying form will be voted on any such other matters in accordance with the judgment of the persons voting such proxies. Discretionary authority to vote on such matters is conferred by such proxies upon the persons voting them.

Comtech will bear the cost of preparing, printing, assembling and mailing the proxy, Proxy Statement and other material which may be sent to stockholders in connection with this solicitation. It is contemplated that brokerage houses will forward the proxy materials to beneficial owners at our request. In addition to the solicitation of proxies by use of the mails, officers and regular employees of Comtech may solicit proxies without additional compensation, by telephone or other electronic means. We may reimburse brokers or other persons holding stock in their names or the names of their nominees for the expenses of forwarding soliciting material to their principals and obtaining their proxies.

WHERE YOU CAN FIND MORE INFORMATION

Comtech files annual, quarterly and current reports, proxy statements and other documents with the SEC under the Exchange Act. Comtech’s SEC filings made electronically through the SEC’s EDGAR system are available to the public at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file with the SEC at the SEC’s public reference room located at 100 F Street, N.E., Washington, D.C. 20549-1004. Please call the SEC at (800) SEC-0330 for further information on the operation of the public reference room.

We will only deliver one Proxy Statement to multiple security holders sharing an address unless we have received contrary instructions from one or more of the security holders. Upon written or oral request, we will promptly deliver a separate copy of this Proxy Statement and any future annual reports and proxy or information statements to any security holder at a shared address to which a single copy of this Proxy Statement was delivered, or deliver a single copy of this Proxy Statement and any future annual reports and proxy or information statements to any security holder or holders sharing an address to which multiple copies are now delivered. You should direct any such requests to the Company at following address: Suite 1001, Tower C, Skyworth Building, High Tech Industrial Park, Nanshan, Shenzhen 518057, PRC, Attention: Hope Ni, Chief Financial Officer and Secretary.

Comtech will provide without charge to each person being solicited by this Proxy Statement, on the written request of any such person, a copy of our Annual Report on Form 10-K for the year ended December 31, 2004 (as filed with the SEC), including the financial statements contained therein. All such requests should be directed to Hope Ni, Chief Financial Officer and Secretary, Suite 1001, Tower C, Skyworth Building, High-Tech Industrial Park, Nanshan, Shenzhen 518057, People’s Republic of China; telephone: 011-86-755-26743210.

STOCKHOLDER PROPOSALS

The Annual Meeting of Stockholders for the fiscal year ending December 31, 2005 is expected to be held in December, 2006. Any stockholder proposal intended to be included in the Company’s Proxy Statement and form of proxy for presentation at the 2006 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Exchange Act must be received by the Company not later than August 4, 2006. As to any proposal submitted for presentation at the 2006 Meeting outside the processes of Rule 14a-8, the proxies named in the form of proxy for the 2006 Meeting will be entitled to exercise discretionary authority on that proposal unless the Company receives notice of the matter on or before October 17, 2006.

By Order of the Board of Directors,

Hope Ni Chief Financial Officer and Secretary

Dated: December 1, 2005

APPENDIX A

AUDIT COMMITTEE CHARTER
OF
COMTECH GROUP, INC.

Mission Statement

The Audit Committee of Comtech Group, Inc. (the “Company”) has been established by the board of directors of the Company (the “Board”) to assist the Board in fulfilling its responsibilities to oversee the Company’s financial and accounting operations. The Audit Committee will review and be responsible for, among other things, the Company’s system of internal controls, its financial reporting process, the audit process, and the Company’s processes for monitoring compliance with laws and regulations. In performing its duties, the Audit Committee will maintain effective working relationships with the Board, management, the Company’s internal auditors, and the independent auditors. The Audit Committee will confirm with the independent auditor its understanding that it has access to the Audit Committee at any time.

Organization and Meetings

Audit Committee Composition

The Audit Committee shall consist of such number of members as the Board shall determine, but in no event less than three members. The Board shall designate one member of the Audit Committee to be the Chairperson. Each member of the Audit Committee must be independent, as defined under applicable Securities and Exchange Commission (“SEC”) and stock exchange rules and regulations as they currently exist and as they may be amended from time to time.

Each member must be able to read and understand fundamental financial statements, including a company’s balance sheet, income statement, and cash flow statement or, if and so long as permitted under applicable stock exchange rules, become able to do so within a reasonable period of time after his or her appointment to the Audit Committee. Audit Committee members shall have such other qualifications as the Board may from time to time deem appropriate in light of the mission of the Audit Committee.

At least one member of the Audit Committee shall qualify as a “audit committee financial expert” in compliance with the requirements established under applicable SEC and stock exchange laws and regulations as they currently exist and as they may be amended from time to time.

Notwithstanding anything to the contrary in this charter, if permitted by applicable SEC and stock exchange laws and regulations in effect from time to time, one director who (i) is not independent as defined under applicable stock exchange rules, and (ii) is not a current employee or an immediate family member (as defined under applicable stock exchange rules) of such employee, may be appointed to the Audit Committee if the Board, under exceptional and limited circumstances, determines that membership on the Audit Committee by the individual is required in the best interests of the Company and its stockholders. In such event, the Board will disclose in the Company’s next annual proxy statement the nature of that director’s relationship with the Company and the reasons for that determination.

If the Company fails to comply with the Audit Committee composition requirements under applicable SEC and stock exchange rules and regulations, the Company shall have an opportunity to cure such defect as provided under such rules.

Term; Meetings

The Committee shall meet at least quarterly, or more frequently as it deems appropriate and as circumstances dictate. Any member of the Committee may call a special meeting of the Committee. Meetings of the Committee may be held telephonically.

The Committee shall periodically meet with each of management (including the Chief Financial Officer) and the independent auditors (including the audit engagement partner) in separate executive sessions to discuss any matters that the Committee or each of these groups believe would be appropriate to discuss privately. In addition, the Committee expects to meet with the independent auditors and management quarterly to review the Company’s financial statements.

The Committee may invite to its meetings any director, member of management of the company and such other persons as it deems appropriate in order to carry out its responsibilities. The Committee may also exclude from its meetings any persons it deems appropriate in order to carry out its responsibilities.

Role and Responsibilities

The Committee’s primary responsibility is one of oversight and it recognizes that the Company’s management is responsible for preparing the Company’s financial statements and that the independent auditors are responsible for auditing those financial statements. The Committee also recognizes that financial management, as well as the independent auditors, have more time, knowledge and more detailed information on the Company than do Committee members; consequently, in carrying out its oversight responsibilities, the Committee is not providing any expert or special assurance as to the Company’s financial statements or any professional certification as to the independent auditor’s work. The Committee shall also perform any other activities consistent with this Charter as the Audit Committee or the Board deems necessary or appropriate or as may be required under applicable SEC and stock exchange rules and regulations in effect from time to time.

The Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services provided that the decisions of such subcommittee to grant pre-approvals shall be presented to the full Committee at its next scheduled meeting.

Corporate Governance

1.

Report on its meetings, proceedings and other activities at each regularly scheduled meeting of the Board, to the extent appropriate.

2.

Review and reassess the adequacy of this Charter at least annually. Submit changes to this Charter to the Board for approval.

3.

Review and approve all transactions with affiliates, related parties, directors and executive officers.

4.

Review the procedures for the receipt and retention of, and the response to, complaints received regarding accounting, internal control or auditing matters.

5.

Review the procedures for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

6.

Review with management and the independent auditors, at least once annually, all correspondence with regulatory authorities and all employees complaints or published reports that raise material issues regarding the financial statements or accounting policies.

Independent Auditors

1.

Appoint, compensate, retain and oversee the work of any independent auditor engaged (including resolution of disagreements between management and the auditor regarding financial reporting) for the purpose of conducting the annual audit of the Company’s books and records, preparing or issuing an audit report or performing other audit review or attest services for the Company.

2.

Obtain and review, at least once annually, a report by the independent auditors describing (i) their internal quality control procedures, (ii) any material issues raised by the most recent internal quality control review or peer review or by any inquiry or investigation by any governmental or professional authority within the preceding five years, in each case with respect to one or more independent audits carried out by them, (iii) all material steps taken to deal with any such issues and (iv) all relationships between them and the Company.

3.

Review annually the independence of the independent auditors by (i) receiving from the independent auditors a formal written statement delineating all relationships between the independent auditors and the Company in accordance with Independence Standards Board Standard No. 1, (ii) discuss with the independent auditors all disclosed relationships between the independent accounts and the Company and all other disclosed relationships that may impact the objectivity and independence of the independent auditors and (iii) discussing with management its evaluation of the independence of the independent auditors.

4.

Obtain from the independent auditors assurance that the lead audit partner and the audit partner responsible for reviewing the audit have been and will be rotated at least once every five years and each other audit partner has been and will be rotated at least once every seven years, in each case, in accordance with Section l0A of the Securities Exchange Act of 1934, as amended (the “Act”) and the rules promulgated thereunder.

5.

Review and pre-approve, all audit, review or attest services (including comfort letters in connection with securities underwritings and tax services) and all non-audit services to be provided by the independent auditors as permitted by Section 10A of the Exchange Act and the rules promulgated thereunder, and, in connection therewith, the terms of engagement. The Audit Committee may designate one member to approve such non-audit services, but that member must inform the Audit Committee of the approval at the next meeting of the Audit Committee. All such approvals and procedures must be disclosed in periodic reports filed with the SEC.

6.

Review and approve all compensation to the independent auditors for all audit and non-audit services.

7.

Review regularly with the independent auditors any audit problems or difficulties and management’s response, including restrictions on the scope of activities of the independent auditors or access by the independent auditors to requested information, and significant disagreements between the independent auditors and management.

8.

Present conclusions with respect to the independent auditors to the Board.

Audits and Accounting

Before the commencement of the annual audit, the Audit Committee will meet with financial management and the independent auditor to review and approve the plan, scope, staffing, fees and timing of the annual audit. The Audit Committee shall:

1.

After completion of the audit of the financial statements, review with management and the independent auditors the results of the audit, the audit report, the management letter relating to the audit report, all significant questions (resolved or unresolved) that arose and all significant difficulties that were encountered during the audit, the disposition of all audit adjustments identified by the independent auditors, all significant financial reporting issues encountered and judgments made during the course of the audit (including the effect of different assumptions and estimates on the financial statements) and the cooperation afforded or limitations (including restrictions on scope or access), if any, imposed by management on the conduct of the audit.

2.

Review, prior to filing, all annual reports on Form 10-K and all quarterly reports on Form 10-Q, to be filed with the SEC. Discuss with management and the independent auditors, where practicable, prior to filing, the financial statements (including the notes thereto) and the disclosures under “Management’s Discussion and Analysis o£ Financial Condition and Results of Operations”.

3.

Review with management and the independent auditors, at least annually, (i) all significant accounting estimates, (ii) all significant off balance sheet financing arrangements and their effect on the financial statements, (iii) all significant valuation allowances and liability, restructuring and other reserves, (iv) the effect of regulatory and accounting initiatives, and (v) the adequacy of financial reporting.

4.

Review with management and the independent auditors all reports delivered by the independent auditors in accordance with Section 10A(k) of the Securities Exchange Act of 1934 with respect to critical accounting policies and practices used, alternative treatments of financial information available under GAAP and other written communications (including letters under SAS No. 50) between the independent auditors and management, together with their ramifications and the preferred treatment by the independent auditors.

5.

Discuss with the independent auditor and management the independent auditor’s judgment about the quality, not just the acceptability, of the Company’s accounting principles, as applied in the Company’s financial reporting in accordance with SAS No. 61.

6.

Review and discuss with management and the independent auditors the Company’s earnings press releases (paying particular attention to the use of any “pro forma” or “adjusted” non-GAAP information), as well as financial information and earnings guidance provided to analysts and rating agencies. This review may be generally of disclosure and reporting policies. The Committee need not discuss in advance each earnings press release or each instance in which the Company may provide earnings guidance.

7.

Prepare the report required by the SEC to be included in the Company’s annual proxy statement and any other reports of the Audit Committee required by applicable securities laws or stock exchange listing requirements or rules.

Monitoring of Internal Controls Systems

1.

Meet separately in executive session, at least annually, with the Company’s principal accounting officer to discuss:

(a)

the scope of internal accounting and auditing procedures then in effect;

(b)

the Company’s means for monitoring compliance by Company personnel with Company policies and procedures and applicable law; and

(c)

the extent to which recommendations made by the principal accounting officer or independent auditor have been implemented.

2.

Review, based upon the recommendation of the independent auditors and financial management, the scope and plan of the work to be done by the internal audit group and the responsibilities, budget and staffing needs of the internal audit group.

3.

Review on an annual basis the performance of the internal audit group.

4.

In consultation with the independent auditors and the internal audit group, the accounting and financial controls, review the adequacy of the Company’s internal control structure and procedures designed to insure compliance with laws and regulations, and any special audit steps adopted in light of material deficiencies and controls.

5.

Review (i) the internal control report prepared by management, including management’s assessment of the effectiveness of the design and operation of the Company’s internal control structure and procedures for financial reporting, as well as the Company’s disclosure controls and procedures, with respect to each annual and quarterly report that the Company is required to file under the Securities Exchange Act of 1934 and (ii) the independent auditors’ attestation, and report, on the assessment made by management.

Other

1.

Engage and determine funding for independent counsel and other advisors as it determines necessary to carry out its duties.

2.

Conduct any and all investigations it deems necessary or appropriate.

Adopted: November 4, 2004

APPENDIX B

NOMINATING AND CORPORATE GOVERNANCE
COMMITTEE CHARTER
OF
COMTECH GROUP, INC.

The Nominating and Corporate Governance Committee (the “Nominating Committee”) of the Board of Directors (the “Board”) of Comtech Group, Inc. (the “Company”) shall consist of a minimum of three directors, each of which shall meet the independence requirements and standards established from time to time by the securities exchange on which the Company’s securities are listed or quoted for trading. The Nominating Committee shall meet at least once a year.

The purpose of the Nominating Committee shall be to assist the Board in identifying qualified individuals to become board members, in determining the composition of the Board and in monitoring a process to assess Board effectiveness.

In furtherance of this purpose, the Nominating Committee shall have the following authority and responsibilities:

1.

Make recommendations to the Board regarding the size and composition of the Board, establish procedures for the nomination process and screen and recommend candidates for election to the Board.

2.

To review with the Board from time to time the appropriate skills and characteristics required of Board members.

3.

To establish and administer a periodic assessment procedure relating to the performance of the Board as a whole and its individual members.

4.

Make recommendations to the Board regarding corporate governance matters and practices, including formulating and periodically reviewing corporate governance guidelines to be adopted by the Board.

The Nominating Committee shall have the authority to delegate any of its responsibilities to subcommittees as it may deem appropriate in its sole discretion.

The Nominating Committee shall have the authority to retain any search firm engaged to assist in identifying director candidates, and to retain outside counsel and any other advisors as it may deem appropriate in its sole discretion. The Nominating Committee shall have sole authority to approve related fees and retention terms.

The Nominating Committee shall report its actions and recommendations to the Board after each committee meeting.

Adopted: November 4, 2004

PROXY

COMTECH GROUP, INC.

ANNUAL MEETING OF STOCKHOLDERS

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Jeffrey Kang or Hope Ni, with full power of substitution, as proxy to represent the undersigned at the Annual Meeting of Stockholders to be held at Suite 1001, Tower C, Skyworth Building, High-Tech Industrial Park, Nanshan, Shenzhen 518057, People’s Republic of China, on December 15, 2005 at 9:30 a.m., Beijing time, and at any adjournments thereof, and to vote the shares of common stock the undersigned would be entitled to vote if personally present, as indicated below.

1.

Election of Directors

FOR all nominees listed below (except as marked to the contrary below)	☐	WITHHOLDING AUTHORITY to vote for all nominees listed below	☐

Jeffrey Kang, Hope Ni, Amy Kong, Q.Y. Ma, Mark S. Hauser, Mark B. Segall, Frank Zheng.

(INSTRUCTION: To withhold authority to vote for any individual nominee, print that nominee’s name on the line provided below.)

2.

Ratification of the appointment of Deloitte Touche Tohmatsu as independent auditors.

FOR ☐	AGAINST ☐	ABSTAIN ☐

The shares of common stock represented by this proxy will be voted as directed, but if no direction is given, the shares of common stock will be voted FOR the election of the nominees and FOR approval of the appointment of Deloitte Touche Tohmatsu as the independent auditors of the Company.

If any other business is presented at the meeting, this proxy will be voted by those named in this proxy in their best judgment. At the present time, the board of directors knows of no other business to be presented at the meeting.

Dated , 2005

Signature

Signature if held jointly

(Please date, sign as name appears at the left, and return promptly. If the shares are registered in the names of two or more persons, each person should sign. When signing as Corporate Officer, Partner, Executor, Administrator, Trustee or Guardian, please give full title. Please note any changes in your address alongside the address as it appears in the proxy.)